Exhibit 10.25

AGREEMENT

THIS AGREEMENT (“Agreement”) is entered into as of January 18, 2021 (“Execution Date”) by Kevin Palatnik (“Executive”) and Coherent, Inc. for and on behalf of itself and its predecessors, assigns, parents, subsidiaries, branches, affiliated entities and related entities (collectively “Company”). Executive and Company are collectively referred to in this Agreement as the “Parties”.

WHEREAS, Executive and the Company entered into an Executive Transition Services Agreement as of August 20, 2020 (“Executive Transition Services Agreement”) providing for Executive’s termination of employment with the Company as of February 28, 2021;

WHEREAS, the Company and Executive would like Executive to continue his employment with the Company beyond February 28, 2021;

NOW, THEREFORE, it is agreed as follows:

The Parties agree that the Executive Services Agreement is hereby terminated and have executed this Agreement as of the dates indicated below.

COHERENT, INC.	KEVIN PALATNIK

By:	/Andreas W. Mattes

Its: President and CEO	/s/ Kevin Palatnik

Dated: 1/18/21	Dated: Jan 18-2021